EXHIBIT 10.1

EXCHANGE AGREEMENT

THIS EXCHANGE AGREEMENT (the “Agreement”) is made as of the 9th day of April, 2021 by and between Gridiron Nutrients, Inc., a Nevada corporation (the “Company”), and the holder signatory hereto (the “Holder”).

WHEREAS, the Holder has from time to time previously acquired from the Company certain of the Company’s securities as set forth on Schedule I (the “Securities”).

WHEREAS, the Company has authorized a new series of convertible preferred stock designated as Series B Convertible Preferred Stock, $0.001 par value (the “Series B”), the terms of which are set forth in the Certificate of Designations for such series of Series B Preferred Stock (the “Certificate of Designations”) in the form attached hereto as Exhibit A.

WHEREAS, subject to the satisfaction of the conditions set forth herein, the Company and the Holder desire to enter into a transaction wherein the Company shall issue such aggregate number of shares of Series B described on Schedule I in exchange for the Securities as set forth on Schedule I.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Exchange. The closing of the Exchange (the “Closing”) will occur following the satisfaction or waiver of the conditions set forth herein (such date, the “Closing Date”). On the Closing Date, subject to the terms and conditions of this Agreement, each Holder shall, and the Company shall, pursuant to Section 3(a)(9) of the Securities Act of 1933 (the “Securities Act”), exchange the Securities for the Series B in accordance with the Certificate of Designations and in the amounts set forth on Schedule I hereto. At the Closing, the following transactions shall occur (such transactions in this Section 1, the “Exchange”):

1.1. The Company shall issue the Series B to the Holder (or its designees). Promptly after the Closing Date, the Company shall deliver a certificate evidencing the Series B to the Holder. On the Closing Date, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Series B and shall have the right to convert the Series B, subject to the Certificate of Designations, irrespective of the date the Company delivers the certificate evidencing the Series B to the Holder.

1.2. Upon receipt of the Series B in accordance with Section 1.1, all of the Holder’s rights under the Securities shall be extinguished and all such Securities shall be deemed cancelled and no longer outstanding.

1.3. The Company and the Holder shall execute and/or deliver such other documents and agreements as are customary and reasonably necessary to effectuate the Exchange.

1.4. If the Closing has not occurred on or prior to April 30, 2021, the Holder shall have the right, by delivery of written notice to the Company, to terminate this Agreement (such date, the “Termination Date”). From the date hereof until the earlier of (x) the Closing Date (as defined below) and (y) the Termination Date, the Holder shall forbear from taking any actions with respect to the Securities not explicitly set forth herein, including, without limitation, conversions, exercises, redemptions, exchanges or delivery of written notice to the Company to require the conversion, exercise, redemption or exchange of any of the Securities.

1.5. At or before the Closing, the Holder shall deliver or cause to be delivered to Pearlman Law Group, LLP, as counsel to the Company, (i) the executed Agreement, (ii) certificates, promissory notes and warrants previously issued to Holder representing the Securities and appropriate stock powers, and (iii) other items required to effectuate the Exchange.

2. Representations and Warranties of the Company. The Company hereby represents and warrants to the Holder that:

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2.1. Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect (as defined below) on its business or properties. As used in this Agreement, “Material Adverse Effect” means any material adverse effect on the business, properties, assets, liabilities, operations, results of operations, condition (financial or otherwise) or prospects of the Company and its subsidiaries, if any, individually or taken as a whole, or on the transactions contemplated hereby or on the Exchange or by the agreements and instruments to be entered into (or entered into) in connection herewith or therewith, or on the authority or ability of the Company to perform its obligations under this Agreement or the Exchange.

2.2. Authorization. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement and the other documents and agreements incident to the Exchange and the performance of all obligations of the Company hereunder and thereunder, and the authorization of the Exchange and the issuance (and reservation for issuance) of the Series B and the shares of the Company’s common stock (the “Common Stock”) issuable upon conversion of the Series B have been taken on or prior to the date hereof. The Certificate of Designations has been validly filed with the Secretary of State of Nevada and, as of the date hereof and the Closing Date, remains in full force and effect.

2.3. Valid Issuance of the Series B; Holding Period of Series B. The Series B shares when issued and delivered in accordance with the terms of this Agreement, for the consideration expressed herein, and the Common Stock when issued in accordance with the terms of the Certificate of Designations, for the consideration expressed therein, will be duly and validly issued, fully paid and non-assessable. As of the Closing, the Company shall have reserved from its duly authorized capital stock not less than 125% of the maximum number of shares of Common Stock issuable upon conversion of the Series B (assuming for purposes hereof that such Series B are convertible at the initial Conversion Price (as defined in the Certificate of Designations) and any such reservation shall not take into account any limitations on the conversion of the Series B set forth in the Certificate of Designations). The Company agrees to take all actions, including, without limitation, the issuance by its legal counsel of any appropriate legal opinions, necessary to issue unrestricted Common Stock pursuant to Section 3(a)(9) of the Securities Act and Rule 144 thereunder upon conversion of the Series B, such that the Common Stock will be freely tradable without restriction and not containing any restrictive legend without the need for any action by the Holder other than as required by Rule 144(b)(2) and Rule 144(i) and execution of the applicable representation letter(s).

2.4. Exemption from Registration; Compliance With Laws. The offer and issuance of the Series B as contemplated by this Agreement is exempt from the registration requirements of the Securities Act. Neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption(s). The Company has not violated any law or any governmental regulation or requirement which violation has had or would reasonably be expected to have a Material Adverse Effect, and the Company has not received written notice of any such violation.

2.5. Consents; Waivers. No consent, waiver, approval or authority of any nature, or other formal action, by any Person, not already obtained, is required in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions provided for herein and therein. As used in this Agreement, “Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

2.6. Acknowledgment Regarding Holder’s Exchange of Securities for Series B Shares. The Company acknowledges and agrees that each Holder is acting solely in the capacity of an arm’s length security holder with respect to this Agreement and the Exchange and the transactions contemplated hereby and thereby and that the Holder is not an officer or director of the Company or (ii) to the knowledge of the Company, as of the date hereof a “beneficial owner” of more than 10% of the outstanding shares of Common Stock (as defined for purposes of Rule 13d-3 under the Securities Exchange Act of 1934). The Company further acknowledges that each Holder is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Exchange and the transactions contemplated hereby and thereby, and any advice given by the Holder or any of its representatives or agents in connection with the Exchange and the transactions contemplated hereby and thereby is merely incidental to the Holder’s acceptance of the Series B. The Company further represents to the Holder that the Company’s decision to enter into the Exchange has been based solely on the independent evaluation by the Company and its representatives.

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2.7. Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company, the Common Stock, the Securities or any of the Company’s officers or directors in their capacities as such which would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

2.8. Validity; Enforcement; No Conflicts. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Company and shall constitute the legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of the Company or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party or by which it is bound, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities or “blue sky” laws) applicable to the Company, except in the case of clause (ii) above, for such conflicts, defaults or rights which would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

2.9. Disclosure. The Company confirms that neither it nor any other person acting on its behalf has provided the Holder or its agents or counsel with any information that constitutes or could reasonably be expected to constitute material, nonpublic information. The Company understands and confirms that the Holder will rely on the foregoing representations in effecting transactions in securities of the Company.

2.10. No Commission Paid. Neither the Company nor any of its affiliates nor any person acting on behalf of or for the benefit of any of the foregoing, has paid or given, or agreed to pay or give, directly or indirectly, any commission or other remuneration (within the meaning of Section 3(a)(9) of the Securities Act and the rules and regulations of the Securities and Exchange Commission (the “Commission”) promulgated thereunder) for soliciting the Exchange.

2.11 Professional Fees.The Company hereby represents and warrants that it is “current” in professional fees payable to the professionals who have been engaged to provide services to the Company, including, but not limited to, its auditors, accountants, attorneys, EDGAR filing agent and transfer agent (collectively, the “Professionals”).

3. Representations and Warranties of the Holder. The Holder hereby represents, warrants and covenants that:

3.1. Authorization. The Holder has full power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby and has taken all action necessary to authorize the execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby.

3.2. Accredited Investor Status; Investment Experience. The Holder is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D. The Holder can bear the economic risk of its ownership of the Series B, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the Exchange and the terms of the Series B.

3.3. No Governmental Review. The Holder understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Series B or the fairness or suitability of an investment in the Series B nor have such authorities passed upon or endorsed the merits of the offering of the Series B.

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3.4. Validity; Enforcement; No Conflicts. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Holder and shall constitute the legal, valid and binding obligations of the Holder enforceable against the Holder in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

3.5. Ownership of Securities. The Holder owns and holds, beneficially and of record, the entire right, title, and interest in and to the Securities free and clear of all liens and encumbrances. The Holder has full power and authority to transfer and dispose of the Securities to the Company free and clear of any right or lien. Other than the transactions contemplated by this Agreement, there is no outstanding, plan, pending proposal, or other right of any Person to acquire all or any part of the Securities or any shares of Common Stock issuable upon conversion of the Securities.

3.6 Information on the Company.The Holder has been provided access to the Company’s annual, quarterly and current reports filed with the Commission pursuant to Section 12(g) of the Securities Exchange Act of 1934 via the Commission’s public website at www.sec.gov/EDGAR (the “SEC Reports”), and represents and warrants that the Holder has read and reviewed the SEC Reports.The Holder has relied solely on the SEC Reports in making its decision to acquire the Securities. The Holder is not relying on any documents or other information other than the SEC Reports in connection with its decision to enter into this Agreement and the Exchange.

4. Conditions to Closing.

4.1. Conditions to Holder’s Obligations. The obligation of the Holder to consummate the Exchange is subject to the fulfillment, to the Holder’s reasonable satisfaction, prior to or at the Closing, of each of the following conditions:

4.1.1. Representations and Warranties. The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on the date hereof and on and as of the Closing Date as if made on and as of such date.

4.1.2. Issuance of Securities; Filing of Certificate of Designations. At the Closing, the Company shall issue a certificate evidencing the Series B, registered in the name of the Holder and evidence of the filing and acceptance of the Certificate of Designation from the Secretary of State of Nevada.

4.1.3. No Actions. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or authority or legislative body to enjoin, restrain, prohibit or obtain substantial damages in respect of, this Agreement or the consummation of the transactions contemplated by this Agreement.

4.1.4. Proceedings and Documents. All proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be satisfactory in substance and form to the Holder, and the Holder shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

4.1.5. Consents. The Company shall have obtained all required consents and approvals required to effect the transaction hereunder.

4.2. Conditions to the Company’s Obligations. The obligation of the Company to consummate the Exchange is subject to the fulfillment, to the Company’s reasonable satisfaction, prior to or at the Closing, of each of the following conditions:

4.2.1. Representations and Warranties. The representations and warranties of the Holder contained in this Agreement shall be true and correct in all material respects on the date hereof and on and as of the Closing Date as if made on and as of such date.

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4.2.2. No Actions. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or authority or legislative body to enjoin, restrain, prohibit, or obtain substantial damages in respect of, this Agreement or the consummation of the transactions contemplated by this Agreement.

4.2.3. Proceedings and Documents. All proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be satisfactory in substance and form to the Company and the Company shall have received all such counterpart originals or certified or other copies of such documents as the Company may reasonably request. The Holder shall deliver the original Securities to the Company.

5. Additional Covenants.

5.1. Disclosure. The Company shall, on or before 8:30 a.m., New York time, on the first business day after the Closing, file with the Commission a Current Report on Form 8-K disclosing all material terms of the transactions contemplated hereby and attaching the form of this Agreement and the Certificate of Designations as exhibits thereto (collectively with all exhibits attached thereto, the “8-K Filing”). From and after the issuance of the 8-K Filing, the Holder shall not be in possession of any material, nonpublic information received from the Company or any of its subsidiaries or any of their respective officers, directors, employees, affiliates or agents, that is not disclosed in the 8-K Filing. The Company shall not, and shall cause its officers, directors, employees, affiliates and agents, not to, provide the Holder with any material, nonpublic information regarding the Company from and after the filing of the 8-K Filing without the express written consent of the Holder. To the extent that the Company delivers any material, non-public information to the Holder without the Holder’s express prior written consent, the Company hereby covenants and agrees that the Holder shall not have any duty of confidentiality to the Company, any of its subsidiaries or any of their respective officers, directors, employees, affiliates or agent with respect to, or a duty to the Company, any of its subsidiaries or any of their respective officers, directors, employees, affiliates or agent or not to trade on the basis of, such material, non-public information. The Company shall not disclose the name of the Holder in any filing, announcement, release or otherwise, unless such disclosure is required by law or regulation. In addition, effective upon the filing of the 8-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and the Holder or any of its affiliates, on the other hand, shall terminate and be of no further force or effect. The Company understands and confirms that the Holder will rely on the foregoing representations in effecting transactions in securities of the Company.

5.2. Holding Period. For the purposes of Rule 144 of the Securities Act, the Company acknowledges that (i) the holding period of the Securities may be tacked onto the holding period of the Series B as long as no payment is made in connection with any conversion of the Series B for shares of Common Stock, and (ii) the holding period of the Series B may be tacked onto the holding period of the Common Stock, and the Company agrees not to take a position contrary to this Section 5.2, subject to any future amendment or Commission interpretation to applicable federal securities law.

5.3. Blue Sky. The Company shall make all filings and reports relating to the Exchange required under applicable securities or “Blue Sky” laws of the states of the United States following the date hereof, if any.

5.4. Fees and Expenses. Other than $7,000 of legal fees of Cavalry that the Company shall pay at Closing, each party to this Agreement shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

6. Miscellaneous.

6.1. Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

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6.2. Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state or federal courts sitting in New York County, New York, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each of the parties hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

6.3. Notices. All notices, offers, acceptance and any other acts under this Agreement (except payment) shall be in writing, and shall be sufficiently given if delivered to the addressees in person, by FedEx or similar overnight next business day delivery, or by email followed by overnight next business day delivery, to the address as provided for on the signature page to this agreement.

6.4. Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holder.

6.5. Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

6.6. Counterparts. This Agreement may be executed in two or more counterparts, via PDF or electronic signature, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

6.7. Survival. The representations, warranties and covenants of the Company and the Holder contained herein shall survive the Closing and delivery of the Series B.

[SIGNATURES ON THE FOLLOWING PAGE]

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IN WITNESS WHEREOF, this Agreement is executed as of the date first set forth above.

GRIDIRON NUTRIENTS, INC.

By:	/s/ Timothy S. Orr
Name:	Timothy S. Orr
Its:	President and CEO

Address for Notice:	6991 East Camelback Road Suite D-300 Scottsdale, AZ85251 email: tim@gridironmvp.com

HOLDER Calvary Fund I LP

By:	/s/ Thomas Walsh
Name:	Thomas Walsh
Its:	Manager

Address for Notice:

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Schedule I

Description of Securities

$30,000 principal amount 10% Original Issue Discount 10% Convertible Redeemable Secured Note Due February 27, 2020, as extended

$140,000 principal amount 10% Original Issue Discount 10% Convertible Redeemable Secured Note Due May 25, 2020, as extended

$555,000 principal amount 10% Original Issue Discount 10% Convertible Redeemable Senior Secured Note Due July 27, 2020, as extended

$259,615.35 principal amount 10% Original Issue Discount Self-Amortizing Convertible Note Due February 15, 2021

8,480,000 shares of Series A Convertible Preferred Stock

Warrant to purchase Common Stock dated July 30, 2018

Total No. of shares of Series B to be Issued in Exchange for the Securities	2,694,514

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EXHIBIT A

CERTIFICATE OF DESIGNATIONS, PREFERENCES

AND RIGHTS OF THE
SERIES B CONVERTIBLE PREFERRED STOCK OF

GRIDIRON BIONUTRIENTS, INC.

The undersigned, Timothy S. Orr, Chief Executive Officer of Gridiron BioNutrients, Inc. (the “Corporation”), a corporation organized and existing under the Nevada Revised Statutes (the “NRS”), hereby does certify:

That pursuant to the authority expressly conferred upon the Board of Directors of the Corporation by the Corporation’s Articles of Incorporation, as amended, and Section 78.315 of the NRS, the Board of Directors on March 17, 2021, adopted the following resolution determining it desirable and in the best interests of the Corporation and its shareholders for the Corporation to create a series of Two Million Six Hundred Ninety Four Thousand Five Hundred Fourteen (2,694,514) shares of preferred stock designated as “Series B Convertible Preferred Stock”, none of which shares have been issued.

RESOLVED, that the Board of Directors designates the Series B Convertible Preferred Stock and the number of shares constituting such series, and fixes the rights, powers, preferences, privileges and restrictions relating to such series in addition to any set forth in the Articles of Incorporation as follows:

TERMS OF SERIES B CONVERTIBLE PREFERRED STOCK

1. Certain Defined Terms. For purposes of this Certificate of Designations, the following terms shall have the following meanings:

(a) “1934 Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

(b) “Additional Amount” means, as of the applicable date of determination, with respect to each share of Series B, all dividends, whether declared or not, on such share of Series B.

(c) “Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person, it being understood for purposes of this definition that “control” of a Person means the power directly or indirectly either to vote 10% or more of the stock having ordinary voting power for the election of directors of such Person or direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

(d) “Applicable Price” shall have the meaning given to it in Section 8 hereto.

(e) “Approved Stock Plan” means any employee benefit plan or agreement which has been approved by the Board of Directors of the Corporation prior to or subsequent to the Initial Issuance Date pursuant to which shares of Common Stock and standard options to purchase Common Stock may be issued to any employee, officer, consultant or director for services provided to the Corporation in their capacity as such.

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(f) “Authorized Failure Shares” shall have the meaning given to it in Section 11 hereto.

(g) “Authorized Share Allocation” shall have the meaning given to it in Section 11 hereto.

(h) “Authorized Share Failure” shall have the meaning given to it in Section 11 hereto.

(i) “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law to remain closed.

(j) “Buy-In Price” shall have the meaning given to it in Section 5 hereto.

(k) “Cavalry” shall have the meaning given to it in Section 3 hereto.

(l) “Certificate of Designations” means this Certificate of Designations, Preferences and Rights of the Series B Convertible Preferred Stock of the Corporation.

(m) “Closing Date” shall have the meaning set forth in the Exchange Agreement, which date the Corporation initially issued the Series B pursuant to the terms of the Exchange Agreement.

(n) “Closing Sale Price” means, for any security as of any date, (i) last closing trade price for such security on the Principal Market, as reported by Bloomberg, or, (2) if the foregoing does not apply, the lowest reported sale price for such date on the Principal Market, or (3) fair market value as determined by the Board of Directors of the Corporation.

(o) “Common Stock” means (i) the Corporation’s shares of common stock, $0.001 par value per share, and (ii) any capital stock into which such common stock shall have been changed or any share capital resulting from a reclassification of such common stock.

(p) “Consideration Value” means the value of the applicable Option, Convertible Security as of the date of issuance thereof (as determined by the Board of Directors in good faith).

(q) “Conversion Amount” shall have the meaning given to it in Section 5 hereto.

(r) “Conversion Date” shall have the meaning given to it in Section 5 hereto.

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(s) “Conversion Failure” shall have the meaning given to it in Section 5 hereto.

(t) “Conversion Notice” shall have the meaning given to it in Section 5 hereto.

(u) “Conversion Price” shall have the meaning given to it in Section 5 hereto.

(v) “Conversion Rate” shall have the meaning given to it in Section 5 hereto.

(w) “Convertible Securities” means any stock or other security (other than Options) that is at any time and under any circumstances, directly or indirectly, convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any shares of Common Stock

(x) “Corporate Event” shall have the meaning given to it in Section 7 hereto.

(y) “Corporation” shall have the meaning given to it in the preamble hereto.

(z) “Dilutive Issuance” shall have the meaning given to it in Section 8 hereto.

(aa) “Dispute Submission Deadline” shall have the meaning given to it in Section 22 hereto.

(bb) “Distributions” shall have the meaning given to it in Section 14 hereto.

(cc) “DTC” shall have the meaning given to it in Section 5 hereto.

(dd) “Excess Shares” shall have the meaning given to it in Section 5 hereto.

(ee) “Exchange Agreement” means that certain exchange agreement by and among the Corporation and the initial holders of Series B, dated as of the Subscription Date, as may be amended from time in accordance with the terms thereof.

(ff) “Excluded Securities” means (i) shares of Common Stock, restricted stock units or standard options to purchase Common Stock issued to directors, officers or employees of the Corporation for services rendered to the Corporation in their capacity as such pursuant to an Approved Stock Plan, provided that the exercise price of any such options is not lowered, none of such options are amended to increase the number of shares issuable thereunder and none of the terms or conditions of any such options are otherwise materially changed in any manner that adversely affects any of the Investors; (ii) the shares of Common Stock issuable upon conversion of the Series B or otherwise pursuant to the terms of the Certificate of Designations; provided, that the terms of the Certificate of Designations are not amended, modified or changed on or after the Closing Date (other than anti-dilution adjustments pursuant to the terms thereof in effect as of the Closing Date), (iii) securities issued to consultants, suppliers or third party service providers in connection with the provision of goods or services pursuant to transactions approved by the Board of Directors of the Company as long as such securities are issued as "restricted securities" (as defined in Rule 144) or; (iv) securities issued pursuant to a merger, acquisition or similar transaction; provided that (A) the primary purpose of such issuance is not to raise capital, (B) the purchaser or acquirer of such securities in such issuance solely consists of either (1) the actual participants in such transactions, (2) the actual owners of such assets or securities acquired in such merger, acquisition or similar transaction, (3) the shareholders, partners or members of the foregoing Persons and (4) Persons whose primary business does not consist of investing in securities, and (C) the number or amount (as the case may be) of such shares of Common Stock issued to such Person by the Corporation shall not be disproportionate to such Person’s actual ownership of such assets or securities to be acquired by the Corporation (as applicable).

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(gg) “Fundamental Transaction” shall have the meaning given to it in Section 7.

(hh) “Group” means a “group” as that term is used in Section 13(d) of the 1934 Act and as defined in Rule 13d-5 thereunder.

(ii) “Holder” or “Holders” means a holder of Series B.

(jj) “Initial Issuance Date” means, with respect to each Holder, the date such Holder initially acquired shares of Series B.

(kk) “Junior Stock” shall have the meaning given to it in Section 3 hereto.

(ll) “Late Charge” shall have the meaning any amount due under the Transaction Documents which is not paid when due which shall result in a late charge being incurred and payable by the Corporation in an amount equal to interest on such amount at the rate of eight percent (8%) per annum from the date such amount was due until the same is paid in full.

(mm) “Liquidation Event” means, whether in a single transaction or series of transactions, the voluntary or involuntary liquidation, dissolution or winding up of the Corporation or such Subsidiaries the assets of which constitute all or substantially all of the assets of the business of the Corporation and its Subsidiaries, taken as a whole.

(nn) “Liquidation Funds” shall have the meaning given to it in Section 13 hereto.

(oo) “Material Adverse Effect” means any material adverse effect on the business, properties, assets, liabilities, operations, results of operations, condition (financial or otherwise) or prospects of the Corporation and its Subsidiaries, if any, individually or taken as a whole, or on the transactions contemplated hereby or on the other Transaction Documents (as defined below), or by the agreements and instruments to be entered into in connection therewith or on the authority or ability of the Corporation to perform its obligations under the Transaction Documents.

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(pp) “Maximum Percentage” shall have the meaning given to it in Section 5 hereto.

(qq) “New Issuance Price” shall have the meaning given to it in Section 8 hereto.

(rr) “NRS” shall have the meaning given to it in the preamble hereto.

(ss) “Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

(tt) “OTC Markets” means OTC Markets Group, Inc.

(uu) “Parity Stock” shall have the meaning given to it in Section 3 hereto.

(vv) “Person” means an individual, a limited liability Corporation, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or a government or any department or agency thereof.

(ww) “Primary Security” shall have the meaning given to it in Section 8 hereto.

(xx) “Principal Market” means The New York Stock Exchange, the NYSE American, the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market, OTCPink, OTCQB, or OTCQX and any successor markets thereto.

(yy) “Purchase Rights” shall have the meaning given to it in Section 7 hereto.

(zz) “Register” shall have the meaning given to it in Section 5 hereto.

(aaa) “Registered Series B” shall have the meaning given to it in Section 5 hereto.

(bbb) “Required Dispute Documentation” shall have the meaning given to it in Section 22 hereto.

(ccc) “Required Holders” shall have the meaning given to it in Section 3 hereto.

(ddd) “Required Reserve Amount” shall have the meaning given to it in Section 11 hereto.

(eee) “Reported Outstanding Share Number” shall have the meaning given to it in Section 5 hereto.

(fff) “SEC” means the Securities and Exchange Commission or the successor thereto.

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(ggg) “Secondary Security” shall have the meaning given to it in Section 8 hereto.

(hhh) “Senior Preferred Stock” shall have the meaning given to it in Section 3 hereto.

(iii) “Series B” shall have the meaning given to it in Section 2 hereto.

(jjj) “Series B Certificates” shall have the meaning given to it in Section 5 hereto.

(kkk) “Share Delivery Deadline” shall have the meaning given to it in Section 5 hereto.

(lll) “Stated Value” shall mean $1.30 per share, subject to adjustment for stock splits, stock dividends, recapitalizations, reorganizations, reclassifications, combinations, subdivisions or other similar events occurring after the Subscription Date with respect to the Common Stock.

(mmm) “Subscription Date” with respect to any Holder means the date as of which both the Holder and the Corporation have executed the Exchange Agreement.

(nnn) “Subsidiary” when used with respect to any Person, means any corporation or other organization, whether incorporated or unincorporated, of which (A) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such Person (through ownership of securities, by contract or otherwise) or (B) such Person or any subsidiary of such Person is a general partner of any general partnership or a manager of any limited liability company.

(ooo) “Trading Day” means any day on which the Common Stock is eligible to be traded on the Principal Market or securities market on which the Common Stock is then traded, provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time) unless such day is otherwise designated as a Trading Day in writing by the Holder.

(ppp) “Transaction Documents” means the Exchange Agreement, this Certificate of Designations, and each of the other agreements and instruments entered into or delivered by the Corporation or any of the Holders in connection with the transactions contemplated by the Exchange Agreement, all as may be amended from time to time in accordance with the terms thereof.

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(qqq) “Transfer Agent” shall have the meaning given to it in Section 5 hereto.

(rrr) “Triggering Event” shall have the meaning given to it in Section 6 hereto.

(sss) “Triggering Event Conversion Amount” means 135% of the then Stated Value and Additional Amount, if any.

(ttt) “Triggering Event Conversion Date” shall have the meaning given to it in Section 5 hereto.

(uuu) “Valuation Event” shall have the meaning given to it in Section 8 hereto.

(vvv) “Variable Price” shall have the meaning given to it in Section 8 hereto.

(www) “Variable Price Securities” shall have the meaning given to it in Section 8 hereto.

(xxx) “VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)) (or a similar organization or agency succeeding to its functions of reporting prices, (b) if no volume weighted average price of the Common Stock is reported for the Trading Market, the highest reported price of the Common Stock on the Trading Day during the ten (10) Trading Days preceding such date, or (c) in all other cases, the fair market value of a share of Common Stock as determined by the Board of Directors of the Corporation.

2. Designation and Number of Shares. There shall hereby be created and established a series of preferred stock of the Corporation designated as “Series B Convertible Preferred Stock” (the “Series B”). The authorized number of Series B shall be Two Million Six Hundred Ninety Four Thousand Five Hundred Fourteen (2,694,514) shares. Each share of Series B shall have a par value of $0.001. Capitalized terms not defined herein shall have the meaning as set forth in Section 1 above.

3. Ranking. Except to the extent that the holders of at least a majority of the outstanding Series B which shall include Cavalry Fund I LP (“Cavalry”) as long as it owns at least 5% of the Series B (the “Required Holders”) expressly consent to the creation of Parity Stock (as defined below) or Senior Preferred Stock (as defined below) in accordance with Section 15, all shares of capital stock of the Corporation shall be junior in rank to all Series B with respect to the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of the Corporation (such junior stock is referred to herein collectively as “Junior Stock”). The rights of all such shares of capital stock of the Corporation shall be subject to the rights, powers, preferences and privileges of the Series B. Without limiting any other provision of this Certificate of Designations, without the prior express consent of the Required Holders, voting separate as a single class, the Corporation shall not hereafter authorize or issue any additional or other shares of capital stock that is (i) of senior rank to the Series B in respect of the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of the Corporation (collectively, the “Senior Preferred Stock”), (ii) of pari passu rank to the Series B in respect of the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of the Corporation (collectively, the “Parity Stock”) or (iii) any Junior Stock having a maturity date (or any other date requiring redemption or repayment of such shares of Junior Stock) that is prior to the date no Series B remain outstanding. Except as provided for herein, in the event of the merger or consolidation of the Corporation into another corporation, the Series B shall maintain their relative rights, powers, designations, privileges and preferences provided for herein for a period of at least two years following such merger or consolidation and no such merger or consolidation shall cause result inconsistent therewith.

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4. Dividends and Distributions.

(a) Accrual and Payment of Dividends. From and after the Closing Date, cumulative dividends on each share of Series B shall accrue, on a quarterly basis in arrears, at the rate of 10% per annum on the Stated Value, plus the Additional Amount thereon. All accrued dividends on each share of Series B shall be paid upon conversion of the Series B for which the applicable dividend is due. At the option of the Corporation dividends may be paid in cash or shares of common stock.

(b) Participating Dividends. Each Holder of Series B shall be entitled to receive dividends or distributions on each share of Series B on an “as converted” into Common Stock basis as provided in Section 5 hereof when and if dividends are declared on the Common Stock by the Board of Directors. Dividends shall be paid in cash or property, as determined by the Board of Directors.

5. Conversion. At any time after the Closing Date, each share of Series B shall be convertible into validly issued, fully paid and non-assessable shares of Common Stock, on the terms and conditions set forth in this Section 5.

(a) Holder’s Conversion Right. Subject to the provisions of Section 5(d), at any time or times on or after the Closing Date, each Holder shall be entitled to convert any portion of the outstanding Series B held by such Holder into validly issued, fully paid and non-assessable shares of Common Stock in accordance with Section 5(c) at the Conversion Rate (as defined below). The Corporation shall not issue any fraction of a share of Common Stock upon any conversion. If the issuance would result in the issuance of a fraction of a share of Common Stock, the Corporation shall round such fraction of a share of Common Stock up to the nearest whole share. The Corporation shall pay any and all transfer, stamp, issuance and similar taxes, costs and expenses (including fees and expenses of the Transfer Agent (as defined below)) that may be payable with respect to the issuance and delivery of Common Stock upon conversion of any Conversion Amount (as defined below).

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(b) Conversion Rate. The number of shares of Common Stock issuable upon conversion of any share of Series B pursuant to Section 5(a) shall be determined by dividing (x) the Conversion Amount of such share of Series B by (y) the Conversion Price (the “Conversion Rate”):

(i) “Conversion Amount” means, with respect to each share of Series B, as of the applicable date of determination, the sum of (1) the Stated Value thereof plus (2) the Additional Amount thereon and any accrued and unpaid Late Charges with respect to such Stated Value and Additional Amount as of such date of determination.

(ii) “Conversion Price” means, with respect to each share of Series B, as of any Conversion Date or other date of determination, the lesser of: (i) $1.30 or (ii) 75% of the price paid per share by investors in any subsequent offering of the Corporation’s Common Stock or Common Stock equivalents, subject to adjustment as provided herein.

(c) Mechanics of Conversion. The conversion of each share of Series B shall be conducted in the following manner:

(i) Optional Conversion. To convert a share of Series B into shares of Common Stock on any date after the Closing Date (a “Conversion Date”), a Holder shall deliver (via, electronic mail or otherwise), for receipt on or prior to 11:59 p.m., New York time, on such date, a copy of an executed notice of conversion of the share(s) of Series B subject to such conversion in the form attached hereto as Exhibit I (the “Conversion Notice”) to the Corporation. If required by Section 5(c)(iii), within three Trading Days following a conversion of any such Series B as aforesaid, such Holder shall surrender to a nationally recognized overnight delivery service for delivery to the Corporation the original certificates representing the Series B (the “Series B Certificates”) so converted as aforesaid (or an indemnification undertaking with respect to the Series B in the case of its loss, theft or destruction as contemplated by Section 17). On or before the first Trading Day following the date of receipt of a Conversion Notice, the Corporation shall transmit by electronic mail an acknowledgment of confirmation, in the form attached hereto as Exhibit II, of receipt of such Conversion Notice to such Holder and the Corporation’s transfer agent (the “Transfer Agent”), which confirmation shall constitute an instruction to the Transfer Agent to process such Conversion Notice in accordance with the terms herein. On or before the third Trading Day following the date of receipt of a Conversion Notice (or such earlier date as required pursuant to the 1934 Act or other applicable law, rule or regulation for the settlement of a trade initiated on the applicable Conversion Date of such shares of Common Stock issuable pursuant to such Conversion Notice) (the “Share Delivery Deadline”), the Corporation shall (1) provided that the Transfer Agent is participating in The Depository Trust Corporation’s (“DTC”) Fast Automated Securities Transfer Program, credit such aggregate number of shares of Common Stock to which such Holder shall be entitled to such Holder’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian system, or (2) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver (via reputable overnight courier) to the address as specified in such Conversion Notice, a certificate, registered in the name of such Holder or its designee, for the number of shares of Common Stock to which such Holder shall be entitled. If the number of Series B represented by the Series B Certificate(s) submitted for conversion pursuant to Section 5(c)(iii) is greater than the number of Series B being converted, then the Corporation shall, as soon as practicable and in no event later than three Trading Days after receipt of the Series B Certificate(s) and at its own expense, issue and deliver to such Holder (or its designee) a new Series B Certificate (in accordance with Section 17(d)) representing the number of Series B not converted. The Person or Persons entitled to receive the shares of Common Stock issuable upon a conversion of Series B shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date.

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(ii) Corporation’s Failure to Timely Convert. If the Corporation shall fail, for any reason or for no reason, on or prior to the applicable Share Delivery Deadline, to issue to such Holder a certificate for the number of shares of Common Stock to which such Holder is entitled and register such shares of Common Stock on the Corporation’s share register or to credit such Holder’s or its designee’s balance account with DTC for such number of shares of Common Stock to which such Holder is entitled upon such Holder’s conversion of any Conversion Amount (as the case may be) (a “Conversion Failure”), then, in addition to all other remedies available to such Holder, (X) the Corporation shall pay in cash to such Holder on each day after the Share Delivery Deadline and during such Conversion Failure an amount equal to 2% of the product of (A) the sum of the number of shares of Common Stock not issued to such Holder on or prior to the Share Delivery Deadline and to which such Holder is entitled, multiplied by (B) the closing price of the Common Stock on the applicable Conversion Date and ending on the applicable Share Delivery Deadline, and (Y) such Holder, upon written notice to the Corporation, may void its Conversion Notice with respect to, and retain or have returned, as the case may be, all, or any portion, of such Series B that has not been converted pursuant to such Conversion Notice; provided that the voiding of a Conversion Notice shall not affect the Corporation’s obligations to make any payments which have accrued prior to the date of such notice pursuant to this Section 5(c)(ii) or otherwise. In addition to the foregoing, if on or prior to the Share Delivery Deadline the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, the Corporation shall fail to issue and deliver to such Holder (or its designee) a certificate and register such shares of Common Stock on the Corporation’s share register or, if the Transfer Agent is participating in the DTC Fast Automated Securities Transfer Program, the Transfer Agent shall fail to credit the balance account of such Holder or such Holder’s designee with DTC for the number of shares of Common Stock to which such Holder is entitled upon such Holder’s exercise hereunder or pursuant to the Corporation’s obligation pursuant to clause (II) below and if on or after such Share Delivery Deadline such Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such Holder of all or any portion of the number of shares of Common Stock, or a sale of a number of shares of Common Stock equal to all or any portion of the number of shares of Common Stock, issuable upon such conversion that such Holder so is entitled to receive from the Corporation, then, in addition to all other remedies available to such Holder, the Corporation shall, within three (3) Business Days after receipt of such Holder’s request and in such Holder’s discretion, either: (I) pay cash to such Holder in an amount equal to such Holder’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (including by any other Person in respect, or on behalf, of such Holder) (the “Buy-In Price”), at which point the Corporation’s obligation to so issue and deliver such certificate or credit such Holder’s balance account with DTC for the number of shares of Common Stock to which such Holder is entitled upon such Holder’s conversion hereunder (as the case may be) (and to issue such shares of Common Stock) shall terminate, or (II) promptly honor its obligation to so issue and deliver to such Holder a certificate or certificates representing such shares of Common Stock or credit such Holder’s balance account with DTC for the number of shares of Common Stock to which such Holder is entitled upon such Holder’s conversion hereunder (as the case may be) and pay cash to such Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (x) such number of shares of Common Stock multiplied by (y) the lowest Closing Sale Price of the Common Stock on any Trading Day during the period commencing on the date of the applicable Conversion Notice and ending on the date of such issuance and payment under this clause (ii).

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(iii) Registration; Book-Entry. The Corporation shall maintain a register (the “Register”) for the recordation of the names and addresses of the Holders of each share of Series B and the Stated Value of the Series B (the “Registered Series B”). The entries in the Register shall be conclusive and binding for all purposes absent manifest error. The Corporation and each Holder of the Series B shall treat each Person whose name is recorded in the Register as the owner of a share of Series B for all purposes (including the right to receive payments and dividends hereunder) notwithstanding notice to the contrary. A Registered share of Series B may be assigned, transferred or sold only by registration of such assignment or sale on the Register. Upon its receipt of a written request to assign, transfer or sell one or more Registered Series B by such Holder thereof, the Corporation shall record the information contained therein in the Register and issue one or more new Registered Series B in the same aggregate Stated Value as the Stated Value of the surrendered Registered Series B to the designated assignee or transferee pursuant to Section 17, provided that if the Corporation does not so record an assignment, transfer or sale (as the case may be) of such Registered Series B within two Business Days of such a request, then the Register shall be automatically deemed updated to reflect such assignment, transfer or sale (as the case may be). Notwithstanding anything to the contrary set forth in this Section 5, following conversion of any Series B in accordance with the terms hereof, the applicable Holder shall not be required to physically surrender such Series B to the Corporation unless (A) the full or remaining number of Series B represented by the applicable Series B Certificate are being converted (in which event such certificate(s) shall be delivered to the Corporation as contemplated by this Section 5(c)(iii)) or (B) such Holder has provided the Corporation with prior written notice (which notice may be included in a Conversion Notice) requesting reissuance of Series B upon physical surrender of the applicable Series B Certificate. Each Holder and the Corporation shall maintain records showing the Stated Value, dividends and Late Charges converted and/or paid (as the case may be) and the dates of such conversions and/or payments (as the case may be) or shall use such other method, reasonably satisfactory to such Holder and the Corporation, so as not to require physical surrender of a Series B Certificate upon conversion. If the Corporation does not update the Register to record such Stated Value, dividends and Late Charges converted and/or paid (as the case may be) and the dates of such conversions and/or payments (as the case may be) within two (2) Business Days of such occurrence, then the Register shall be automatically deemed updated to reflect such occurrence. In the event of any dispute or discrepancy, such records of such Holder establishing the number of Series B to which the record holder is entitled shall be controlling and determinative in the absence of manifest error. A Holder and any transferee or assignee, by acceptance of a certificate, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of any Series B, the number of Series B represented by such certificate may be less than the number of Series B stated on the face thereof. Each Series B Certificate shall bear the following legend:

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ANY TRANSFEREE OR ASSIGNEE OF THIS CERTIFICATE SHOULD CAREFULLY REVIEW THE TERMS OF THE CORPORATION’S CERTIFICATE OF DESIGNATIONS RELATING TO THE SHARES OF SERIES B CONVERTIBLE PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE, INCLUDING SECTION 5(c)(iii) THEREOF. THE NUMBER OF SHARES OF SERIES B CONVERTIBLE PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE MAY BE LESS THAN THE NUMBER OF SHARES OF SERIES B CONVERTIBLE PREFERRED STOCK STATED ONTHE FACE HEREOF PURSUANT TO SECTION 5(c)(iii) OF THE CERTIFICATE OF DESIGNATIONS RELATING TO THE SHARES OF SERIES B CONVERTIBLE PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE.

(iv) Pro Rata Conversion; Disputes. In the event that the Corporation receives a Conversion Notice from more than one Holder for the same Conversion Date and the Corporation can convert some, but not all, of such Series B submitted for conversion, the Corporation shall convert from each Holder electing to have Series B converted on such date a pro rata amount of such Holder’s Series B submitted for conversion on such date based on the number of Series B submitted for conversion on such date by such Holder relative to the aggregate number of Series B submitted for conversion on such date. In the event of a dispute as to the number of shares of Common Stock issuable to a Holder in connection with a conversion of Series B, the Corporation shall issue to such Holder the number of shares of Common Stock not in dispute and resolve such dispute in accordance with Section 22.

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(d) Limitation on Beneficial Ownership. The Corporation shall not effect the conversion of any of the Series B held by a Holder, and such Holder shall not have the right to convert any of the Series B held by such Holder pursuant to the terms and conditions of this Certificate of Designations and any such conversion shall be null and void and treated as if never made, to the extent that after giving effect to such conversion, such Holder would beneficially own in excess of 4.99% (the “Maximum Percentage”) of the shares of Common Stock outstanding immediately after giving effect to such conversion (which provision may be waived by such Holder by written notice from such Holder to the Corporation, which notice shall be effective 61 calendar days after the date of such notice). For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by such Holder shall include the number of shares of Common Stock held by such Holder plus the number of shares of Common Stock issuable upon conversion of the Series B with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock which would be issuable upon (A) conversion of the remaining, nonconverted Series B beneficially owned by such Holder and (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Corporation (including any convertible notes, convertible preferred stock or warrants) beneficially owned by such Holder subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 5(d). For purposes of this Section 5(d), beneficial ownership shall be calculated in accordance with Section 13(d) of the 1934 Act. For purposes of determining the number of outstanding shares of Common Stock a Holder may acquire upon the conversion of such Series B without exceeding the Maximum Percentage, such Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Corporation’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other public filing with the SEC, as the case may be, (y) a more recent public announcement by the Corporation or (z) any other written notice by the Corporation or the Transfer Agent, if any, setting forth the number of shares of Common Stock outstanding (the “Reported Outstanding Share Number”). If the Corporation receives a Conversion Notice from a Holder at a time when the actual number of outstanding shares of Common Stock is less than the Reported Outstanding Share Number, the Corporation shall notify such Holder in writing of the number of shares of Common Stock then outstanding and, to the extent that such Conversion Notice would otherwise cause such Holder’s beneficial ownership, as determined pursuant to this Section 5(d), to exceed the Maximum Percentage, such Holder must notify the Corporation of a reduced number of shares of Common Stock to be purchased pursuant to such Conversion Notice. For any reason at any time, upon the written or oral request of any Holder, the Corporation shall within one (1) Business Day confirm orally and in writing or by electronic mail to such Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Corporation, including such Series B, by such Holder since the date as of which the Reported Outstanding Share Number was reported. In the event that the issuance of shares of Common Stock to a Holder upon conversion of such Series B results in such Holder being deemed to beneficially own, in the aggregate, more than the Maximum Percentage of the number of outstanding shares of Common Stock (as determined under Section 13(d) of the 1934 Act), the number of shares so issued by which such Holder’s beneficial ownership exceeds the Maximum Percentage (the “Excess Shares”) shall be deemed null and void and shall be cancelled ab initio, and such Holder shall not have the power to vote or to transfer the Excess Shares. For purposes of clarity, the shares of Common Stock issuable to a Holder pursuant to the terms of this Certificate of Designations in excess of the Maximum Percentage shall not be deemed to be beneficially owned by such Holder for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the 1934 Act. No prior inability to convert such Series B pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of convertibility. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 5(d) to the extent necessary to correct this paragraph (or any portion of this paragraph) which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 5(d) or to make changes or supplements necessary or desirable to properly give effect to such limitation. The provisions of this Section 5(d) shall be of no further force or effect if the Holder participates in a subsequent transaction with the Corporation which results in the Holder beneficially owning in excess of 4.99% of the number of shares of the Common Stock outstanding which shall include securities convertible into Common Stock which do not contain a beneficial ownership limitation.

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(e) Triggering Event Conversion. Subject to Section 5(d), at any time during the period commencing on the date of the occurrence of a Triggering Event (defined below in Section 6 (a)) and ending on the earlier to occur of (x) the date of the cure of such Triggering Event and (y) twenty (20) Trading Days after the date the Corporation delivers written notice to the Holder of such Triggering Event, a Holder may, at such Holder’s option, by delivery of a Conversion Notice to the Corporation (the date of any such Conversion Notice, each an “Triggering Event Conversion Date”), convert all, or any number of Series B (such Conversion Amount of the Series B to be converted pursuant to this Section 5(e), the Triggering Event Conversion Amount into shares of Common Stock at the Conversion Price (each, a “Triggering Event Conversion”).

6. Triggering Event.

(a) Triggering Event. Each of the following events shall constitute a “Triggering Event”:

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(i) the Corporation does not meet the current public information requirements under Rule 144 in respect of the shares of Common Stock issuable upon conversion of the Series B;

(ii) the suspension from trading or failure of the Common Stock to be trading or listed (as applicable) on a Principal Market for a period of five consecutive Trading Days;

(iii) the Corporation’s notice, written or oral, to any holder of Series B, including, without limitation, by way of public announcement or through any of its agents, at any time, of its intention not to comply, as required, with a request for conversion of any Series B into shares of Common Stock that is requested in accordance with the provisions of this Certificate of Designations, other than pursuant to Section 5(d) hereof;

(iv) at any time following the tenth consecutive day that a Holder’s Authorized Share Allocation (as defined in Section 11 below) is less than 125% of the number of shares of Common Stock that such Holder would be entitled to receive upon a conversion, in full, of all of the Series B then held by such Holder (without regard to any limitations on conversion set forth in this Certificate of Designations);

(v) the Board of Directors fails to declare any dividend to be paid on the applicable dividend date in accordance with Section 4;

(vi) the Corporation’s failure to pay to any Holder any dividend on any dividend date (whether or not declared by the Board) or any other amount when and as due under this Certificate of Designations (including, without limitation, the Corporation’s failure to pay any amounts hereunder), the Exchange Agreement or any other Transaction Document or any other agreement, document, certificate or other instrument delivered in connection with the transactions contemplated hereby and thereby (in each case, whether or not permitted pursuant to the NRS), except, in the case of a failure to pay dividends and Late Charges when and as due, in each such case only if such failure remains uncured for a period of at least two Trading Days;

(vii) the Corporation, on two or more occasions, either (A) fails to cure a Conversion Failure by delivery of the required number of shares of Common Stock within five Trading Days after the applicable Conversion Date or (B) fails to remove any restrictive legend on any certificate or any shares of Common Stock issued to such Holder upon conversion of any Series B or as and when required by this Certificate of Designations unless otherwise then prohibited by applicable federal securities laws, and any such failure remains uncured for at least five Trading Days;

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(viii) the occurrence of any default under, redemption of or acceleration prior to maturity of at least an aggregate of $100,000 of indebtedness of the Corporation or any of its Subsidiaries;

(ix) bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for the relief of debtors shall be instituted by or against the Corporation or any Subsidiary and, if instituted against the Corporation or any Subsidiary by a third party, shall not be dismissed within thirty (30) days of their initiation;

(x) the commencement by the Corporation or any Subsidiary of a voluntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree, order, judgment or other similar document in respect of the Corporation or any Subsidiary in an involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal, state or foreign law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Corporation or any Subsidiary or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the execution of a composition of debts, or the occurrence of any other similar federal, state or foreign proceeding, or the admission by it in writing of its inability to pay its debts generally as they become due, the taking of corporate action by the Corporation or any Subsidiary in furtherance of any such action or the taking of any action by any Person to commence a Uniform Commercial Code foreclosure sale or any other similar action under federal, state or foreign law;

(xi) the entry by a court of (i) a decree, order, judgment or other similar document in respect of the Corporation or any Subsidiary of a voluntary or involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or (ii) a decree, order, judgment or other similar document adjudging the Corporation or any Subsidiary as bankrupt or insolvent, or approving as properly filed a petition seeking liquidation, reorganization, arrangement, adjustment or composition of or in respect of the Corporation or any Subsidiary under any applicable federal, state or foreign law or (iii) a decree, order, judgment or other similar document appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Corporation or any Subsidiary or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree, order, judgment or other similar document or any such other decree, order, judgment or other similar document unstayed and in effect for a period of 30 consecutive days;

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(xii) a final judgment or judgments for the payment of money aggregating in excess of $100,000 are rendered against the Corporation and/or any of its Subsidiaries and which judgments are not, within 30 days after the entry thereof, bonded, discharged, settled or stayed pending appeal, or are not discharged within 30 days after the expiration of such stay; provided, however, any judgment which is covered by insurance or an indemnity from a credit worthy party shall not be included in calculating the $100,000 amount set forth above so long as the Corporation provides each Holder a written statement from such insurer or indemnity provider (which written statement shall be reasonably satisfactory to each Holder) to the effect that such judgment is covered by insurance or an indemnity and the Corporation or such Subsidiary (as the case may be) will receive the proceeds of such insurance or indemnity within 30 days of the issuance of such judgment;

(xiii) the Corporation and/or any Subsidiary, individually or in the aggregate, either (i) fails to pay, when due, or within any applicable grace period, any payment with respect to any Indebtedness in excess of $100,000 due to any third party (other than, with respect to unsecured Indebtedness only, payments contested by the Corporation and/or such Subsidiary (as the case may be) in good faith by proper proceedings and with respect to which adequate reserves have been set aside for the payment thereof in accordance with GAAP) or is otherwise in breach or violation of any agreement for monies owed or owing in an amount in excess of $100,000, which breach or violation permits the other party thereto to declare a default or otherwise accelerate amounts due thereunder, or (ii) suffer to exist any other circumstance or event that would, with or without the passage of time or the giving of notice, result in a default or event of default under any agreement binding the Corporation or any Subsidiary, which default or event of default would or is likely to have a material adverse effect on the business, assets, operations (including results thereof), liabilities, properties, condition (including financial condition) or prospects of the Corporation or any of its Subsidiaries, individually or in the aggregate;

(xiv) other than as specifically set forth in another clause of this Section 6(a), the Corporation or any Subsidiary breaches any representation or warranty in any material respect (other than representations or warranties subject to material adverse effect or materiality, which may not be breached in any respect) or any covenant or other term or condition of any Transaction Document, except, in the case of a breach of a covenant or other term or condition that is curable, only if such breach remains uncured for a period of two consecutive Trading Days;

(xv) a false or inaccurate certification (including a false or inaccurate deemed certification) by the Corporation as to whether any Triggering Event has occurred;

(xvi) changes its Transfer Agent;

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(xvii) any Material Adverse Effect occurs; or

(xiii) any provision of any Transaction Document shall at any time for any reason (other than pursuant to the express terms thereof) cease to be valid and binding on or enforceable against the parties thereto, or the validity or enforceability thereof shall be contested, directly or indirectly, by the Corporation or any Subsidiary, or a proceeding shall be commenced by the Corporation or any Subsidiary or any governmental authority having jurisdiction over any of them, seeking to establish the invalidity or unenforceability thereof or the Corporation or any of its Subsidiaries shall deny in writing that it has any liability or obligation purported to be created under one or more Transaction Documents.

(b) Notice of a Triggering Event. Upon the occurrence of a Triggering Event with respect to the Series B, the Corporation shall within one Business Day deliver written notice thereof via facsimile or electronic mail and overnight courier (with next day delivery specified) to each Holder.

7. Rights Upon Issuance of Purchase Rights and Other Corporate Events.

(a) Purchase Rights. In addition to any adjustments pursuant to Section 8 and 9 below, if at any time the Corporation grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to all or substantially all of the record holders of any class of Common Stock (the “Purchase Rights”), then each Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such Holder could have acquired if such Holder had held the number of shares of Common Stock acquirable upon complete conversion of all the Series B (without taking into account any limitations or restrictions on the convertibility of the Series B) held by such Holder immediately prior to the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, to the extent that such Holder’s right to participate in any such Purchase Right would result in such Holder exceeding the Maximum Percentage, then such Holder shall not be entitled to participate in such Purchase Right to the extent of the Maximum Percentage (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such Purchase Right (and beneficial ownership) to the extent of any such excess) and such Purchase Right to such extent shall be held in abeyance for such Holder until such time or times, if ever, as its right thereto would not result in such Holder exceeding the Maximum Percentage), at which time or times such Holder shall be granted such right (and any Purchase Right granted, issued or sold on such initial Purchase Right or on any subsequent Purchase Right to be held similarly in abeyance) to the same extent as if there had been no such limitation.

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(b) Other Corporate Events. In addition to and not in substitution for any other rights hereunder, prior to the consummation of any Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock (a “Corporate Event”), the Corporation shall make appropriate provision to insure that each Holder will thereafter have the right to receive upon a conversion of all the Series B held by such Holder (i) in addition to the shares of Common Stock receivable upon such conversion, such securities or other assets to which such Holder would have been entitled with respect to such shares of Common Stock had such shares of Common Stock been held by such Holder upon the consummation of such Corporate Event (without taking into account any limitations or restrictions on the convertibility of the Series B contained in this Certificate of Designations) or (ii) in lieu of the shares of Common Stock otherwise receivable upon such conversion, such securities or other assets received by the holders of shares of Common Stock in connection with the consummation of such Corporate Event in such amounts as such Holder would have been entitled to receive had the Series B held by such Holder initially been issued with conversion rights for the form of such consideration (as opposed to shares of Common Stock) at a conversion rate for such consideration commensurate with the Conversion Rate. The provision made pursuant to the preceding sentence shall be in a form and substance satisfactory to the Holder. The provisions of this Section 7 shall apply similarly and equally to successive Corporate Events and shall be applied without regard to any limitations on the conversion of the Series B contained in this Certificate of Designations. “Fundamental Transaction” means the occurrence of the Corporation (i) directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, (A) consolidating or merging with or into (whether or not the Corporation is the surviving corporation) another Person, (B) selling, assigning, transferring, conveying or otherwise disposing of all or substantially all of the properties or assets of the Corporation or any of its “significant subsidiaries” (as defined in Rule 1-02 of Regulation S-X) to one or more Persons, (C) making, or allowing one or more Persons to make, or allowing the Corporation to be subject to or have its Common Stock be subject to or party to one or more Persons making, a purchase, tender or exchange offer that is accepted by the holders of at least either (x) 50% of the outstanding shares of Common Stock, (y) 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all Persons making or party to, or Affiliated with any Persons making or party to, such purchase, tender or exchange offer were not outstanding; or (z) such number of shares of Common Stock such that all Persons making or party to, or Affiliated with any Person making or party to, such purchase, tender or exchange offer, become collectively the beneficial owners (as defined in Rule 13d-3 under the 1934 Act) of at least 50% of the outstanding shares of Common Stock, (D) consummating a stock or share purchase agreement or other business combination (including a reorganization, recapitalization, spin-off or scheme of arrangement) with one or more Persons whereby all such Persons, individually or in the aggregate, acquire, either (x) at least 50% of the outstanding shares of Common Stock, (y) at least 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all the Persons making or party to, or Affiliated with any Persons making or party to, such stock purchase agreement or other business combination were not outstanding; or (z) such number of shares of Common Stock such that the Persons become collectively the beneficial owners (as defined in Rule 13d-3 under the 1934 Act) of at least 50% of the outstanding shares of Common Stock, or (E) reorganize, recapitalize or reclassify its Common Stock.

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8. Rights Upon Issuance of Other Securities.

(a) Adjustment of Conversion Price upon Issuance of Common Stock. If on or after the Subscription Date the Corporation issues or sells, or in accordance with this Section 8(a) is deemed to have issued or sold, any shares of Common Stock, including the issuance or sale of shares of Common Stock owned or held by or for the account of the Corporation, but excluding any Excluded Securities (issued or sold or deemed to have been issued or sold) for a consideration per share (the “New Issuance Price”) less than a price equal to the Conversion Price in effect immediately prior to such issue or sale or deemed issuance or sale (such Conversion Price then in effect is referred to herein as the “Applicable Price”) (the foregoing a “Dilutive Issuance”), then, immediately after such Dilutive Issuance, the Conversion Price then in effect shall be reduced to the New Issuance Price. For all purposes of the foregoing (including determining the adjusted Conversion Price and the New Issuance Price under this Section 8(a), the following shall be applicable:

(i) Issuance of Options. If the Corporation in any manner grants or sells any Options and the lowest price per share for which one share of Common Stock is at any time issuable upon the exercise of any such Option or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option or otherwise pursuant to the terms thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the granting or sale of such Option for such price per share. For purposes of this Section 8(a)(i), the “lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option or otherwise pursuant to the terms thereof” shall be equal to (1) the lower of (x) the sum of the lowest amounts of consideration (if any) received or receivable by the Corporation with respect to any one share of Common Stock upon the granting or sale of such Option, upon exercise of such Option and upon conversion, exercise or exchange of any Convertible Security issuable upon exercise of such Option or otherwise pursuant to the terms thereof and (y) the lowest exercise price set forth in such Option for which one share of Common Stock is issuable upon the exercise of any such Options or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option or otherwise pursuant to the terms thereof minus (2) the sum of all amounts paid or payable to the holder of such Option (or any other Person) upon the granting or sale of such Option, upon exercise of such Option and upon conversion, exercise or exchange of any Convertible Security issuable upon exercise of such Option or otherwise pursuant to the terms thereof plus the value of any other consideration received or receivable by, or benefit conferred on, the holder of such Option (or any other Person). Except as contemplated below, no further adjustment of the Conversion Price shall be made upon the actual issuance of such share of Common Stock or of such Convertible Securities upon the exercise of such Options or otherwise pursuant to the terms thereof or upon the actual issuance of such share of Common Stock upon conversion, exercise or exchange of such Convertible Securities.

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(ii) Issuance of Convertible Securities. If the Corporation in any manner issues or sells any Convertible Securities and the lowest price per share for which one share of Common Stock is at any time issuable upon the conversion, exercise or exchange thereof or otherwise pursuant to the terms thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the issuance or sale of such Convertible Securities for such price per share. For purposes of this Section 8(a)(ii), the “lowest price per share for which one share of Common Stock is issuable upon the conversion, exercise or exchange thereof or otherwise pursuant to the terms thereof” shall be equal to (1) the lower of (x) the sum of the lowest amounts of consideration (if any) received or receivable by the Corporation with respect to one share of Common Stock upon the issuance or sale of the Convertible Security and upon conversion, exercise or exchange of such Convertible Security or otherwise pursuant to the terms thereof and (y) the lowest conversion price set forth in such Convertible Security for which one share of Common Stock is issuable upon conversion, exercise or exchange thereof or otherwise pursuant to the terms thereof minus (2) the sum of all amounts paid or payable to the holder of such Convertible Security (or any other Person) upon the issuance or sale of such Convertible Security plus the value of any other consideration received or receivable by, or benefit conferred on, the holder of such Convertible Security (or any other Person). Except as contemplated below, no further adjustment of the Conversion Price shall be made upon the actual issuance of such share of Common Stock upon conversion, exercise or exchange of such Convertible Securities or otherwise pursuant to the terms thereof, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of the Conversion Price has been or is to be made pursuant to other provisions of this Section 8(a), except as contemplated below, no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

(iii) Change in Option Price or Rate of Conversion. If the purchase or exercise price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exercise or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exercisable or exchangeable for shares of Common Stock increases or decreases at any time, the Conversion Price in effect at the time of such increase or decrease shall be adjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities provided for such increased or decreased purchase price, additional consideration or increased or decreased conversion rate (as the case may be) at the time initially granted, issued or sold. For purposes of this Section 8(a)(iii), if the terms of any Option or Convertible Security that was outstanding as of the Subscription Date are increased or decreased in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the shares of Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such increase or decrease. No adjustment pursuant to this Section 8(a)(iii) shall be made if such adjustment would result in an increase of the Conversion Price then in effect.

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(iv) Calculation of Consideration Received. If any Option and/or Convertible Security is issued in connection with the issuance or sale or deemed issuance or sale of any other securities of the Corporation (as determined by the Required Holders, the “Primary Security”, and such Option and/or Convertible Security, the “Secondary Securities”), together comprising one integrated transaction (or one or more transactions if such issuances or sales or deemed issuances or sales of securities of the Corporation either (A) have at least one investor or purchaser in common, (B) are consummated in reasonable proximity to each other and/or (C) are consummated under the same plan of financing), the consideration per share of Common Stock with respect to such Primary Security shall be deemed to be equal to the difference of (x) the lowest price per share for which one share of Common Stock was issued in such integrated transaction (or was deemed to be issued pursuant to Section 8(a)(i) or 8(a)(ii) above, as applicable) solely with respect to such Primary Security, minus (y) with respect to such Secondary Securities, the sum of (A) the Consideration Value of each such Option, if any, (B) the fair market value (as determined by the Required Holders in good faith) or the Consideration Value, as applicable, and (C) the fair market value (as determined by the Required Holder) of such Convertible Security, if any, in each case, as determined on a per share basis in accordance with this Section 8(a)(iv). If any shares of Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor (for the purpose of determining the consideration paid for such Common Stock, Option or Convertible Security) will be deemed to be the net amount of consideration received by the Corporation therefor. If any shares of Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash (for the purpose of determining the consideration paid for such Common Stock, Option or Convertible Security), the amount of such consideration received by the Corporation will be the fair value of such consideration, except where such consideration consists of publicly traded securities, in which case the amount of consideration received by the Corporation for such securities will be the average VWAP of such security for the five Trading Day period immediately preceding the date of receipt. The fair value of any consideration other than cash or publicly traded securities will be determined jointly by the Corporation and the Required Holders. If such parties are unable to reach agreement within 10 days after the occurrence of an event requiring valuation (the “Valuation Event”), the fair value of such consideration will be determined within five Trading Days after the tenth day following such Valuation Event by an independent, reputable appraiser jointly selected by the Corporation and the Required Holders. The determination of such appraiser shall be final and binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Holders.

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(v) Record Date. If the Corporation takes a record of the holders of shares of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in shares of Common Stock, Options or in Convertible Securities or (B) to subscribe for or purchase shares of Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase (as the case may be).

(b) Holder’s Right of Adjusted Conversion Price. In addition to and not in limitation of the other provisions of this Section 8(b) or the Exchange Agreement, if the Corporation in any manner issues or sells or enters into any agreement to issue or sell, any Common Stock, Options or Convertible Securities (any such securities, “Variable Price Securities”) that are issuable pursuant to such agreement or convertible into or exchangeable or exercisable for shares of Common Stock pursuant to such Options or Convertible Securities, as applicable, at a price which varies with the market price of the shares of Common Stock (the “Variable Price”), the Corporation shall provide written notice thereof via (i) electronic mail or (ii) overnight courier to each Holder on the date of such agreement and/or the issuance of such shares of Common Stock, Convertible Securities or Options, as applicable. From and after the date the Corporation enters into such agreement or issues any such Variable Price Securities, each Holder shall have the right, but not the obligation, in its sole discretion to substitute the Variable Price for the Conversion Price upon conversion of the Series B by designating in the Conversion Notice delivered upon any conversion of Series B that solely for purposes of such conversion such Holder is relying on the Variable Price rather than the Conversion Price then in effect. A Holder’s election to rely on a Variable Price for a particular conversion of Series B shall not obligate such Holder to rely on a Variable Price for any future conversions of Series B; provided; further, that the provisions of this Section 8(b) shall not apply to any Excluded Securities.

(c) Calculations. All calculations under this Section 8 shall be made by rounding to the nearest cent or the nearest 1/100th of a share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

(d) Voluntary Adjustment by Corporation. The Corporation may at any time while any Series B remain outstanding, with the prior consent of the Required Holders, reduce the then current Conversion Price to any amount and for any period of time deemed appropriate by the Board of Directors.

(e) Excluded Securities. No adjustments contained in this Section 8 shall be made upon the sale or issuance of any Excluded Securities sold or deemed to have been sold.

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9. Adjustment of Conversion Price upon Subdivision or Combination of Common Stock. Without limiting any provision of Section 8(a), if the Corporation at any time on or after the Subscription Date subdivides (by any stock split, stock dividend, stock combination, recapitalization or other similar transaction) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. Without limiting any provision of Section 8(a), if the Corporation at any time on or after the Subscription Date combines (by any stock split, stock dividend, stock combination, recapitalization or other similar transaction) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased. Any adjustment pursuant to this Section 9 shall become effective immediately after the effective date of such subdivision or combination. If any event requiring an adjustment under this Section 9 occurs during the period that a Conversion Price is calculated hereunder, then the calculation of such Conversion Price shall be adjusted appropriately to reflect such event.

10. Noncircumvention. The Corporation hereby covenants and agrees that the Corporation will not, by amendment of its Certificate of Incorporation, bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Certificate of Designations, and will at all times in good faith carry out all the provisions of this Certificate of Designations and take all action as may be required to protect the rights of the Holders. Without limiting the generality of the foregoing or any other provision of this Certificate of Designations or the other Transaction Documents, the Corporation (a) shall not increase the par value of any shares of Common Stock receivable upon the conversion of any Series B above the Conversion Price then in effect, (b) shall take all such actions as may be necessary or appropriate in order that the Corporation may validly and legally issue fully paid and non-assessable shares of Common Stock upon the conversion of Series B and (c) shall, so long as any Series B are outstanding, take all action necessary to reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Series B, the maximum number of shares of Common Stock as shall from time to time be necessary to effect the conversion of the Series B then outstanding (without regard to any limitations on conversion contained herein).

11. Authorized Shares.

(a) Reservation. So long as any Series B remain outstanding, the Corporation shall at all times reserve at least 125% times the number of shares of Common Stock as shall from time to time be necessary to effect the conversion of all of the Series B then outstanding (without regard to any limitations on conversions) (the “Required Reserve Amount”). The Required Reserve Amount (including each increase in the number of shares so reserved) shall be allocated pro rata among the Holders based on the number of the Series B held by each Holder on the Subscription Date or increase in the number of reserved shares, as the case may be (the “Authorized Share Allocation”). In the event that a Holder shall sell or otherwise transfer any of such Holder’s Series B, each transferee shall be allocated a pro rata portion of such Holder’s Authorized Share Allocation. Any shares of Common Stock reserved and allocated to any Person which ceases to hold any Series B shall be allocated to the remaining Holders of Series B, pro rata based on the number of the Series B then held by the Holders.

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(b) Insufficient Authorized Shares. If, notwithstanding Section 11(a) and not in limitation thereof, while any of the Series B remain outstanding the Corporation does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon conversion of the Series B at least a number of shares of Common Stock equal to the Required Reserve Amount (an “Authorized Share Failure”), then the Corporation shall immediately take all action necessary to increase the Corporation’s authorized shares of Common Stock to an amount sufficient to allow the Corporation to reserve the Required Reserve Amount for the Series B then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than 90 days after the occurrence of such Authorized Share Failure, the Corporation shall hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Corporation shall provide each stockholder with a proxy statement and shall use its best efforts to solicit its stockholders’ approval of such increase in authorized shares of Common Stock and to cause its Board of Directors to recommend to the stockholders that they approve such proposal. In lieu of a meeting of stockholders, the Corporation may effect such action by written consent in accordance with Section 14(c) of the 1934 Act. Except as provided in the first sentence of Section 11(a), in the event that the Corporation is prohibited from issuing shares of Common Stock to a Holder upon any conversion due to the failure by the Corporation to have sufficient shares of Common Stock available out of the authorized but unissued shares of Common Stock (such unavailable number of shares of Common Stock, the “Authorized Failure Shares”), in lieu of delivering such Authorized Failure Shares to such Holder, the Corporation shall pay cash in exchange for the redemption of such portion of the Conversion Amount convertible into such Authorized Failure Shares at a price equal to the sum of (i) the product of (x) such number of Authorized Failure Shares and (y) the average Closing Sale Prices of the Common Stock on the Trading Days during the period commencing on the date such Holder delivers the applicable Conversion Notice with respect to such Authorized Failure Shares to the Corporation and ending on the date of such issuance under this Section 11(b). Nothing contained in this Section shall limit any obligations of the Corporation under any provision of the Exchange Agreement.

12. Voting Rights. Subject to Section 5(d) and the Maximum Percentage, each Holder shall be entitled to the whole number of votes equal to the number of shares of Common Stock into which such holder’s Series B would be convertible on the record date for the vote or consent of stockholders, and shall otherwise have voting rights and powers equal to the voting rights and powers of the Common Stock. To the extent that under the NRS the vote of the holders of the Series B, voting separately as a class or series as applicable, is required to authorize a given action of the Corporation, the affirmative vote or consent of the holders of all of the shares of the Series B, voting together in the aggregate and not in separate series unless required under the NRS, represented at a duly held meeting at which a quorum is presented or by written consent of the Required Holders (except as otherwise may be required under the NRS), voting together in the aggregate and not in separate series unless required under the NRS, shall constitute the approval of such action by both the class or the series, as applicable. Subject to Section 5(d), to the extent that under the NRS holders of the Series B are entitled to vote on a matter with holders of shares of Common Stock, voting together as one class, each share of Series B shall entitle the holder thereof to cast that number of votes per share as is equal to the number of shares of Common Stock into which it is then convertible (subject to the ownership limitations specified in Section 5(d) hereof and the Maximum Percentage) using the record date for determining the stockholders of the Corporation eligible to vote on such matters as the date as of which the Conversion Price is calculated. Holders of the Series B shall be entitled to written notice of all stockholder meetings or written consents (and copies of proxy materials and other information sent to stockholders) with respect to which they would be entitled by vote, which notice would be provided pursuant to the Corporation’s bylaws and the NRS.

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13. Liquidation, Dissolution, Winding-Up. In the event of a Liquidation Event, the Holders shall be entitled to receive in cash out of the assets of the Corporation, whether from capital or from earnings available for distribution to its stockholders (the “Liquidation Funds”), before any amount shall be paid to the holders of any of shares of Junior Stock, but pari passu with any Parity Stock then outstanding, an amount per share of Series B equal to the greater of (A) the Conversion Amount thereof on the date of such payment and (B) the amount per share such Holder would receive if such Holder converted such Series B into Common Stock immediately prior to the date of such payment, provided that if the Liquidation Funds are insufficient to pay the full amount due to the Holders and holders of shares of Parity Stock, then each Holder and each holder of Parity Stock shall receive a percentage of the Liquidation Funds equal to the full amount of Liquidation Funds payable to such Holder and such holder of Parity Stock as a liquidation preference, in accordance with their respective certificate of designations (or equivalent), as a percentage of the full amount of Liquidation Funds payable to all holders of Series B and all holders of shares of Parity Stock. To the extent necessary, the Corporation shall cause such actions to be taken by each of its Subsidiaries so as to enable, to the maximum extent permitted by law, the proceeds of a Liquidation Event to be distributed to the Holders in accordance with this Section. All the preferential amounts to be paid to the Holders under this Section shall be paid or set apart for payment before the payment or setting apart for payment of any amount for, or the distribution of any Liquidation Funds of the Corporation to the holders of shares of Junior Stock in connection with a Liquidation Event as to which this Section applies.

14. Distribution of Assets. In addition to any adjustments pursuant to Section 8 and 9, if the Corporation shall declare or make any dividend or other distributions of its assets (or rights to acquire its assets) to any or all holders of shares of Common Stock, by way of return of capital or otherwise (including any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (the “Distributions”), then each Holder, as holders of Series B, will be entitled to such Distributions as if such Holder had held the number of shares of Common Stock acquirable upon complete conversion of the Series B (without taking into account any limitations or restrictions on the convertibility of the Series B) immediately prior to the date on which a record is taken for such Distribution or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for such Distributions (provided, however, that to the extent that such Holder’s right to participate in any such Distribution would result in such Holder exceeding the Maximum Percentage, then such Holder shall not be entitled to participate in such Distribution to the extent of the Maximum Percentage (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such Distribution (and beneficial ownership) to the extent of any such excess) and the portion of such Distribution shall be held in abeyance for such Holder until such time or times as its right thereto would not result in such Holder exceeding the Maximum Percentage, at which time or times, if any, such Holder shall be granted such rights (and any rights under this Section 14 on such initial rights or on any subsequent such rights to be held similarly in abeyance) to the same extent as if there had been no such limitation).

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15. Vote to Change the Terms of or Issue Series B. Except as may be provided for in the Exchange Agreement, and in addition to any other rights provided by law, except where the vote or written consent of the holders of a greater number of shares is required by law or by another provision of the Certificate of Incorporation, without first obtaining the affirmative vote at a meeting duly called for such purpose or the written consent without a meeting of the Required Holders, voting together as a single class, the Corporation shall not: (a) amend or repeal any provision of, or add any provision to, its Certificate of Incorporation or bylaws, or file any certificate of designations or certificate of amendment of any series of shares of preferred stock, if such action would adversely alter or change in any respect the preferences, rights, privileges or powers, or restrictions provided for the benefit, of the Series B, regardless of whether any such action shall be by means of amendment to the Certificate of Incorporation or by merger, consolidation or otherwise; (b) increase or decrease (other than by conversion) the authorized number of Series B; (c) without limiting any provision of Section 2, create or authorize (by reclassification or otherwise) any new class or series of shares that has a preference over or is on a parity with the Series B with respect to dividends or the distribution of assets on the liquidation, dissolution or winding up of the Corporation; (d) purchase, repurchase or redeem any shares of capital stock of the Corporation junior in rank to the Series B (other than pursuant to equity incentive agreements (that have in good faith been approved by the Board of Directors) with employees giving the Corporation the right to repurchase shares upon the termination of services); (e) without limiting any provision of Section 2, pay dividends or make any other distribution on any shares of any capital stock of the Corporation junior in rank to the Series B; (f) issue any Series B or preferred stock other than as provided in Section 2; (g) until the one year anniversary of the Closing Date, enter into (i) any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument, under which there may be issued, or by which there may be secured or evidenced, any indebtedness for borrowed money or money due that involves, either individually or in aggregate with other such agreements, obligations greater than $25,000.00, and (ii) any equipment lease, agreement evidencing purchase money security interests, or other similar transaction in the ordinary course of business that involves, either individually or in aggregate with other such agreements, obligations greater than $25,000.00 or (h) without limiting any provision of Section 8 and 9, whether or not prohibited by the terms of the Series B, circumvent a right of the Series B.

16. Transfer of Series B. A Holder may transfer some or all of its Series B without the consent of the Corporation, subject to compliance with Section 5 of the Securities Act of 1933.

17. Reissuance of Preferred Certificates.

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(a) Transfer. If any Series B are to be transferred, the applicable Holder shall surrender the applicable Series B Certificate to the Corporation, whereupon the Corporation will forthwith issue and deliver upon the order of such Holder a new Series B Certificate (in accordance with Section 17(d)), registered as such Holder may request, representing the outstanding number of Series B being transferred by such Holder and, if less than the entire outstanding number of Series B is being transferred, a new Series B Certificate (in accordance with Section 17(d)) to such Holder representing the outstanding number of Series B not being transferred. Such Holder and any assignee, by acceptance of the Series B Certificate, acknowledge and agree that, by reason of the provisions of Section 5(c)(i) following conversion of any of the Series B, the outstanding number of Series B represented by the Series B may be less than the number of Series B stated on the face of the Series B.

(b) Lost, Stolen or Mutilated Series B Certificate. Upon receipt by the Corporation of evidence reasonably satisfactory to the Corporation of the loss, theft, destruction or mutilation of a Series B Certificate (as to which a written certification and the indemnification contemplated below shall suffice as such evidence), and, in the case of loss, theft or destruction, of any indemnification undertaking by the applicable Holder to the Corporation in customary and reasonable form and, in the case of mutilation, upon surrender and cancellation of such Series B Certificate, the Corporation shall execute and deliver to such Holder a new Series B Certificate (in accordance with Section 17(d)) representing the applicable outstanding number of Series B.

(c) Series B Certificate Exchangeable for Different Denominations. Each Series B Certificate is exchangeable, upon the surrender hereof by the applicable Holder at the principal office of the Corporation, for a new Series B Certificate or Series B Certificate(s) (in accordance with Section 17(d)) representing in the aggregate the outstanding number of the Series B in the original Series B Certificate, and each such new certificate will represent such portion of such outstanding number of Series B from the original Series B Certificate as is designated by such Holder at the time of such surrender.

(d) Issuance of New Series B Certificate. Whenever the Corporation is required to issue a new Series B Certificate pursuant to the terms of this Certificate of Designations, such new Series B Certificate (i) shall represent, as indicated on the face of such Series B Certificate, the number of Series B remaining outstanding (or in the case of a new Series B Certificate being issued pursuant to Section 17(a) or Section 17(c), the number of Series B designated by such Holder which, when added to the number of Series B represented by the other new Series B Certificates issued in connection with such issuance, does not exceed the number of Series B remaining outstanding under the original Series B Certificate immediately prior to such issuance of new Series B Certificate), and (ii) shall have an issuance date, as indicated on the face of such new Series B Certificate, which is the same as the issuance date of the original Series B Certificate.

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18. Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Certificate of Designations shall be cumulative and in addition to all other remedies available under this Certificate of Designations and any of the other Transaction Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit any Holder’s right to pursue actual and consequential damages for any failure by the Corporation to comply with the terms of this Certificate of Designations. The Corporation covenants to each Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by a Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Corporation (or the performance thereof). The Corporation acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holders and that the remedy at law for any such breach may be inadequate. The Corporation therefore agrees that, in the event of any such breach or threatened breach, each Holder shall be entitled, in addition to all other available remedies, to specific performance and/or temporary, preliminary and permanent injunctive or other equitable relief from any court of competent jurisdiction in any such case without the necessity of proving actual damages and without posting a bond or other security. The Corporation shall provide all information and documentation to a Holder that is requested by such Holder to enable such Holder to confirm the Corporation’s compliance with the terms and conditions of this Certificate of Designations.

19. Payment of Collection, Enforcement and Other Costs. If (a) any Series B are placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or a Holder otherwise takes action to collect amounts due under this Certificate of Designations with respect to the Series B or to enforce the provisions of this Certificate of Designations or (b) there occurs any bankruptcy, reorganization, receivership of the Corporation or other proceedings affecting Corporation creditors’ rights and involving a claim under this Certificate of Designations, then the Corporation shall pay the costs incurred by such Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including attorneys’ fees and disbursements.

20. Construction; Headings. This Certificate of Designations shall be deemed to be jointly drafted by the Corporation and the Holders and shall not be construed against any such Person as the drafter hereof. The headings of this Certificate of Designations are for convenience of reference and shall not form part of, or affect the interpretation of, this Certificate of Designations. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Certificate of Designations instead of just the provision in which they are found. Unless expressly indicated otherwise, all section references are to sections of this Certificate of Designations. Terms used in this Certificate of Designations and not otherwise defined herein, but defined in the other Transaction Documents, shall have the meanings ascribed to such terms on the Closing Date in such other Transaction Documents unless otherwise consented to in writing by the Required Holders.

21. Failure or Indulgence Not Waiver. No failure or delay on the part of a Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party. This Certificate of Designations shall be deemed to be jointly drafted by the Corporation and all Holders and shall not be construed against any Person as the drafter hereof. Notwithstanding the foregoing, nothing contained in this Section 21 shall permit any waiver of any provision of Section 19.

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22. Dispute Resolution.

(a) Submission to Dispute Resolution.

(i) In the case of a dispute relating to the Closing Sale Price, a Conversion Price, a VWAP or a fair market value or the arithmetic calculation of a Conversion Rate, (including a dispute relating to the determination of any of the foregoing), the Corporation or the applicable Holder (as the case may be) shall submit the dispute to the other party via electronic mail (A) if by the Corporation, within two Business Days after the occurrence of the circumstances giving rise to such dispute or (B) if by such Holder at any time after such Holder learned of the circumstances giving rise to such dispute. If such Holder and the Corporation are unable to promptly resolve such dispute relating to such closing bid price, such Closing Sale Price, such Conversion Price, such VWAP or such fair market value, or the arithmetic calculation of such Conversion Rate, at any time after the second Business Day following such initial notice by the Corporation or such Holder (as the case may be) of such dispute to the Corporation or such Holder (as the case may be), then such Holder may, at its sole option, select an independent, reputable investment bank to resolve such dispute.

(ii) Such Holder and the Corporation shall each deliver to such investment bank (A) a copy of the initial dispute submission so delivered in accordance with the first sentence of this Section 22(a) and (B) written documentation supporting its position with respect to such dispute, in each case, no later than 5:00 p.m. (New York time) by the fifth Business Day immediately following the date on which such Holder selected such investment bank (the “Dispute Submission Deadline”) (the documents referred to in the immediately preceding clauses (A) and (B) are collectively referred to herein as the “Required Dispute Documentation”) (it being understood and agreed that if either such Holder or the Corporation fails to so deliver all of the Required Dispute Documentation by the Dispute Submission Deadline, then the party who fails to so submit all of the Required Dispute Documentation shall no longer be entitled to (and hereby waives its right to) deliver or submit any written documentation or other support to such investment bank with respect to such dispute and such investment bank shall resolve such dispute based solely on the Required Dispute Documentation that was delivered to such investment bank prior to the Dispute Submission Deadline). Unless otherwise agreed to in writing by both the Corporation and such Holder or otherwise requested by such investment bank, neither the Corporation nor such Holder shall be entitled to deliver or submit any written documentation or other support to such investment bank in connection with such dispute (other than the Required Dispute Documentation).

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(iii) The Corporation and such Holder shall cause such investment bank to determine the resolution of such dispute and notify the Corporation and such Holder of such resolution no later than 10 Business Days immediately following the Dispute Submission Deadline. The fees and expenses of such investment bank shall be borne solely by the Corporation, and such investment bank’s resolution of such dispute shall be final and binding upon all parties absent manifest error.

(b) Arbitration. Except for a claim for equitable relief, any controversy, dispute or claim arising out of or relating to this Agreement, or its interpretation, application, implementation, breach or enforcement which the parties are unable to resolve by mutual agreement, shall be settled by submission by either party of the controversy, claim or dispute to binding arbitration in New York County, New York (unless the parties agree in writing to a different location), before one arbitrator in accordance with the rules of the American Arbitration Association then in effect. In any such arbitration proceeding, the parties agree to provide all discovery deemed necessary by the arbitrator. The decision and award made by the arbitrator shall be final, binding and conclusive on all parties hereto for all purposes, and judgment may be entered thereon in any court having jurisdiction thereof. Any arbitration proceeding brought under this Agreement shall be subject to all statutes of limitation in the same manner as if an action were filed in a court.

23. Notices. The Corporation shall provide each Holder of Series B with prompt written notice of all actions taken pursuant to the terms of this Certificate of Designations, including in reasonable detail a description of such action and the reason therefor. Whenever notice is required to be given under this Certificate of Designations, unless otherwise provided herein, such notice must be in writing and shall be given in accordance with Section 6.3 of the Exchange Agreement. The Corporation shall provide each Holder with prompt written notice of all actions taken pursuant to this Certificate of Designations, including in reasonable detail a description of such action and the reason therefore. Without limiting the generality of the foregoing, the Corporation shall give written notice to each Holder (i) immediately upon any adjustment of the Conversion Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least 15 days prior to the date on which the Corporation closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, (B) with respect to any grant, issuances, or sales of any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property to holders of shares of Common Stock or (C) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to such Holder.

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24. Governing Law; Exclusive Jurisdiction. This Certificate of Designations shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Certificate of Designations shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Nevada or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Except as otherwise required by this Certificate of Designations, the Corporation hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in New York County, New York, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein (i) shall be deemed or operate to preclude any Holder from bringing suit or taking other legal action against the Corporation in any other jurisdiction to collect on the Corporation’s obligations to such Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favor of such Holder or (ii) shall limit, or shall be deemed or construed to limit, any provision of Section 22. The Corporation hereby irrevocably waives any right it may have to, and agrees not to request, a jury trial for the adjudication of any dispute hereunder or in connection with or arising out of this Certificate of Designations or any transaction contemplated hereby.

25. Severability. If any provision of this Certificate of Designations is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Certificate of Designations so long as this Certificate of Designations as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

26. Amendment. This Certificate of Designations or any provision hereof (other than Section 5(d)) may be modified or amended or the provisions hereof waived with the written consent of the Corporation and either (i) the Holders of a majority of the Series B currently outstanding, which must include Cavalry as long as Cavalry (or any of its Affiliates) owns at least 5% of the Series B issued pursuant to the Exchange Agreement, or (ii) Cavalry as long as Cavalry (or any of its Affiliates) owns at least 5% of the Series B issued pursuant to the Exchange Agreement. No consideration (other than reimbursement of legal fees) shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Exchange Agreement unless the same consideration also is offered to all of the parties to the Transaction Documents. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.

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27. Disclosure. Upon receipt or delivery by the Corporation of any notice in accordance with the terms of this Certificate of Designations, unless the Corporation has in good faith determined that the matters relating to such notice do not constitute material, non-public information relating to the Corporation or any of its Subsidiaries, the Corporation shall within one Business Day after any such receipt or delivery publicly disclose such material, non-public information on a Current Report on Form 8-K or otherwise. In the event that the Corporation believes that a notice contains material, non-public information relating to the Corporation or any of its Subsidiaries, the Corporation so shall indicate to such Holder contemporaneously with delivery of such notice, and in the absence of any such indication, such Holder shall be allowed to presume that all matters relating to such notice do not constitute material, non-public information relating to the Corporation or any of its Subsidiaries. If the Corporation or any of its Subsidiaries provides material non-public information to a Holder that is not simultaneously filed in a Current Report on Form 8-K and such Holder has not agreed to receive such material non-public information, the Corporation hereby covenants and agrees that such Holder shall not have any duty of confidentiality to the Corporation, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents with respect to, or a duty to any of the foregoing not to trade on the basis of, such material non-public information. Nothing contained in this Section 27 shall limit any obligations of the Corporation, or any rights of any Holder, under the Exchange Agreement.

* * * * *

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IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designations of Series B Convertible Preferred Stock of Gridiron BioNutrients, Inc. to be signed by its Chief Executive Officer on this 9th day of April , 2021.

GRIDIRON BIONUTRIENTS, INC.

By:
Timothy S. Orr,
Chief Executive Officer

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EXHIBIT I

GRIDIRON NUTRIENTS, INC.

CONVERSION NOTICE

Reference is made to the Certificate of Designations, Preferences and Rights of the Series B Convertible Preferred Stock of Gridiron Nutrients, Inc. (the “Certificate of Designations”). In accordance with and pursuant to the Certificate of Designations, the undersigned hereby elects to convert the number of shares of Series B Convertible Preferred Stock, $0.001 par value per share (the “Series B”), of Gridiron Nutrients, Inc., a Nevada corporation (the “Corporation”), indicated below into shares of common stock, $0.001 par value per share (the “Common Stock”), of the Corporation, as of the date specified below.

Date of Conversion:
Aggregate number of Series B to be converted
Aggregate Stated Value of such Series B to be converted:
Aggregate accrued and unpaid dividends and accrued and unpaid Late Charges with respect to such Series B and such aggregate dividends to be converted:
AGGREGATE CONVERSION AMOUNT TO BE CONVERTED:
Please confirm the following information:
Conversion Price:
Number of shares of Common Stock to be issued:

Please issue the Common Stock into which the applicable Series B are being converted to Holder, or for its benefit, as follows:

☐    Check here if requesting delivery as a certificate to the following name and to the following address:

Issue to:

☐ Check here if requesting delivery by Deposit/Withdrawal at Custodian as follows:
DTC Participant:
DTC Number:
Account Number:

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Date: ______________________, ___

Name of Registered Holder: __________________________________

By:_______________________________________

Name: ____________________________________

Title: _____________________________________

Tax ID: ___________________________________

Facsimile:_________________________________

E-mail Address: ____________________________

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EXHIBIT II

ACKNOWLEDGMENT

The Corporation hereby acknowledges this Conversion Notice and hereby directs _________________ to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated _____________, 20__ from the Corporation and acknowledged and agreed to by ________________________.

GRIDIRON BIONUTRIENTS, INC.

By:
Name:
Title:

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